Exhibit 99.1
Wheels Up Announces Third Quarter Results
Fleet modernization accelerates as Phenom 300 becomes largest fleet type in revenue service and Challenger fleet reaches programmatic scale
Newly launched Signature membership delivers industry-leading choice, flexibility and value for premium customers
Delta partnership helps drive record corporate Membership Fund sales
Productivity initiatives expected to exceed original $50 million goal and drive $70 million or more in annual run-rate cost savings beginning first quarter of 2026, with full run-rate benefit anticipated by third quarter 2026

ATLANTA – November 5, 2025 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the third quarter of 2025. Highlights of the quarter, including GAAP results, non-GAAP financial measures and key operating metrics, are on pages three and four and incorporated herein.

Commentary from Wheels Up’s Chief Executive Officer George Mattson about the company’s financial and operating results for the third quarter ended September 30, 2025 is included in an Investor Letter that can be found on Wheels Up’s Investor Relations website at https://investors.wheelsup.com.

Third Quarter 2025 Results
•Revenue of $185.5 million, down 4% year over year, as the reduction in flight revenue from discontinued Connect and Pay-As-You-Fly members offset an increase in revenue from the company’s corporate and individual core members
•Total Gross Bookings of $266.6 million, up 5% year over year, driven by 14% growth in on-demand charter offerings
•Gross loss of $1.3 million, with the year-over-year result pressured by $8.7 million of non-recurring fleet modernization expenses
•Adjusted Contribution of $23.5 million, and Adjusted Contribution Margin of 12.7%, versus 14.8% in the prior year period. The company’s operating and financial performance was pressured by transitory inefficiencies associated with its fleet migration, which is estimated to have negatively impacted Adjusted Contribution Margin by approximately 4 points in the third quarter
•Net loss of $83.7 million or $(0.12) per share
•Adjusted EBITDA loss of $23.2 million, and Adjusted EBITDAR loss of $19.7 million, with results pressured by the transitory fleet inefficiencies referenced above
•Quarter-end liquidity of $225 million, including $125 million of cash and cash equivalents, and the company’s undrawn $100 million revolving credit facility

“Last month marked one full year since we announced our fleet modernization strategy, a crucial part of our overall business transformation that is reshaping our programs, aircraft, and operations to better serve our customers. We are encouraged by the financial and operating performance of our new fleet and customer feedback has been strongly positive. Signature membership sales of our new fleet offerings are off to a very strong start, and we expect to see accelerating growth of corporate and individual Signature membership sales in the fourth quarter and coming year. We expect our fourth quarter financial results to be the best since starting our transformation two years ago, setting the stage for accelerating improvement as we close the year and head into 2026,” said Wheels Up Chief Executive Officer George Mattson. “As we work through our fleet migration and the related transitory cost and efficiency headwinds, the progress we’ve made in executing our strategy puts us on track to be Adjusted EBITDAR positive for 2026, has created a solid foundation for our long-term financial health and sets us up for lasting, profitable growth in the years to come as we position Wheels Up as the most flexible, customer-centric private aviation solution in the market.”

Business highlights
•Strong operational performance. Operationally, the company is delivering the highest levels of reliability (On-Time Performance (D-60) and Completion Rate) since beginning its business transformation in September 2023, despite continuing to operate legacy aircraft as it works towards complete fleet modernization. Wheels Up delivered a Completion Rate of 99%, up 1 point year over year, and On-Time Performance (D-60) of 89%, up 4 points from the prior period. The company also achieved 24 brand days in the quarter, days with a perfect completion rate and no cancellations. Operational improvement was achieved while aircraft were flying more hours, with the company also achieving a 13% improvement in Utility, the benefit of which was partially offset by fleet transition related inefficiencies.

•Expanding the premium fleet. Premium Phenom and Challenger jets comprised approximately 30% of Wheels Up’s controlled jet fleet at quarter end and are expected to be approximately 50% by year-end 2025. The company expects that nearly half of its premium jet fleet will have new livery and interior work completed or in process by the end of 2025. The company continues to expect its fleet transition will be largely complete by year-end 2026, with at least 80% of its controlled jet fleet consisting of Phenom and Challenger aircraft by that time.
•Successful launch of the Signature Membership program. With the new premium fleets reaching programmatic scale, the company introduced the Wheels Up Signature Membership, a premium membership providing programmatic access to its Challenger and Phenom fleets and designed to elevate the company’s brand positioning and deepen engagement with high-value individual and corporate customers. Signature Memberships, launched on September 3rd, represented nearly 20% of total block sales for September and October with strong sequential week-over-week performance. Approximately two-thirds of Signature Membership sales came from existing customers converting to this new membership type.

•Strong growth in Delta partnership. For the third quarter, $62 million of corporate Membership Fund sales was an all-time quarterly high for that customer segment and represented an increase of more than 15% year over year. Corporate membership was our fastest growing segment and represented 49% of Membership Fund sales for the quarter, up 4 points sequentially from the second quarter and 12 points over the prior year period.
•Strong growth in charter, demonstrating the broad appeal of on-demand offerings in the private aviation market, driven by Wheels Up and Delta cross-selling initiatives. The company’s on-demand charter offerings grew 14% year-over-year in the third quarter, with strong growth in on-demand private jet bookings to Wheels Up and Delta customers. The Wheels Up cross-sell growth is a strong indicator that Wheels Up members are utilizing the company’s full product portfolio at an increasing rate and the Delta growth shows the benefits Delta’s corporate and travel agency customers see in Wheels Up’s global solutions-based offering.

•Progress on fleet simplification. As part of its fleet simplification, the company retired the Citation Excel/XLS fleet from revenue service subsequent to the end of the quarter. The company will continue to offer the Citation Excel/XLS to members under the terms of their membership agreements during the transition period.
•Actions to improve productivity and efficiency. Wheels Up is in the process of implementing initiatives now expected to drive approximately $70 million or more in annual cash cost savings through efficiency, productivity and overhead cost reductions over the next several quarters - an increase from the original $50 million estimate. These actions are expected to be completed by the first quarter 2026, with the financial benefit expected to be realized on a rolling basis as they are completed, and the full run-rate impact expected by the third quarter 2026.
•Raising equity capital. In the third quarter, the company successfully raised equity capital by issuing approximately $50 million of common stock through an at-the-market offering program. The net proceeds from the offering were used to invest in our fleet modernization program and for general corporate purposes.
•Lead investor lock up extension. Underscoring their confidence in the company’s transformation strategy, our lead investors, Delta Air Lines, CK Wheels LLC (an investment vehicle co-managed by Certares Opportunities, LLC and Knighthead Opportunities Capital Management, LLC), and Cox Investment Holdings, LLC, agreed to extend the lock-up restriction for all their shares of common stock issued under the Investment and Investor Rights Agreement, for an additional eight months, until May 22, 2026. As a result, all of the outstanding shares held by these strategic investors – which represent approximately 85% of the total outstanding shares of the company – will remain subject to a lock-up restriction until that time.
•High-speed Wi-Fi installation has begun. During the quarter, Gogo’s Galileo HDX Wi-Fi system received certification for installation on Embraer Phenom aircraft. The company’s first Phenom with high-speed, satellite Wi-Fi is expected to enter service by the end of the year. For the Challenger fleet, the company is expecting FAA certification by the end of the year, allowing installation of high-speed Wi-Fi on this fleet to begin by early 2026.

•Sale of non-core services businesses. During the quarter, the company sold three non-core services businesses – Baines Simmons, Kenyon International Emergency Services and Redline Assured Security – to an unrelated third party for $21.5 million in net sales proceeds before transaction-related expenses. The sale of these non-core services businesses furthers efforts to streamline Wheels Up's business, drive operational performance and execute on the company's fleet modernization strategy.

Financial and Operating Highlights(1)

	Three Months Ended September 30,
(in thousands, except Live Flight Legs, Private Jet Gross Bookings per Live Flight Leg, Utility and percentages)	2025	2024	% Change
Total Gross Bookings	$266,627	$255,102	5%

Private Jet Gross Bookings	$209,695	$204,289	3%

Live Flight Legs	11,593	12,776	(9)%

Private Jet Gross Bookings per Live Flight Leg	$18,088	$15,990	13%

Utility(2)	43.1	38.1	13%

Completion Rate	99%	98%	1 pp

On-Time Performance (D-60)	89%	85%	4 pp

	Nine Months Ended September 30,
	2025	2024	% Change
Total Gross Bookings	$770,477	$729,965	6%

Private Jet Gross Bookings	$623,314	$597,738	4%

Live Flight Legs	34,459	37,385	(8)%

Private Jet Gross Bookings per Live Flight Leg	$18,089	$15,989	13%

Three Months Ended September 30,
(In thousands, except percentages)	2025	2024	$ Change	% Change
Revenue	$185,486	$193,903	$(8,417)	(4)%
Gross profit (loss)	$(1,318)	$14,560	$(15,878)	n/m
Adjusted Contribution	$23,500	$28,758	$(5,258)	(18)%
Adjusted Contribution Margin	12.7%	14.8%	n/a	(2)	pp
Net loss	$(83,730)	$(57,731)	$(25,999)	(45)%
Adjusted EBITDA	$(23,224)	$(19,982)	$(3,242)	(16)%
Adjusted EBITDAR	$(19,651)	$(11,595)	$(8,056)	(69)%

Nine Months Ended September 30,
(In thousands, except percentages)	2025	2024	$ Change	% Change
Revenue	$552,653	$587,289	$(34,636)	(6)%
Gross profit (loss)	$(230)	$(12,992)	$12,762	n/m
Adjusted Contribution	$69,011	$46,071	$22,940	50%
Adjusted Contribution Margin	12.5%	7.8%	n/a	5	pp
Net loss	$(265,342)	$(252,097)	$(13,245)	(5)%
Adjusted EBITDA	$(76,411)	$(106,566)	$30,155	28%
Adjusted EBITDAR	$(63,562)	$(81,439)	$17,877	22%
Net cash used in operating activities	$(147,926)	$(115,814)	$(32,112)	(28)%
__________________
(1)For information regarding Wheels Up's use and definitions of our key operating metrics and non-GAAP financial measures, see “Definitions of Key Operating Metrics,” “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
(2)For the three months ended September 30, 2025, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 56, 53 and 40 hours, respectively. We did not have any Embraer Phenom 300 series or Bombardier Challenger 300 series aircraft in our controlled fleet during the three months ended September 30, 2024, and Utility for that period reflects the legacy fleet aircraft that we operated during that period.
n/m    Not meaningful

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. with a large, diverse fleet and a global network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations. With the Wheels Up app and website, members can easily search, book, and fly.

For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements provide current expectations of future circumstances or events based on certain assumptions and include any statement, projection or forecast that does not directly relate to any historical or current fact. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “we”, “us”, “our” or the “Company”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) Wheels Up’s growth plans, the size, demand, competition in and growth potential of the markets for Wheels Up’s service offerings and the degree of market adoption of Wheels Up’s membership program, charter offerings and any future services it may offer; (ii) the potential impact of Wheels Up’s cost reduction and operational efficiency and productivity initiatives on its business and results of operations, including timing, magnitude and possible effects on liquidity levels and working capital; (iii) Wheels Up’s fleet modernization strategy, its ability to execute such strategy on the timeline that it currently anticipates and the expected commercial, financial and operational impacts to Wheels Up, including due to changes in the market for purchases and sales of aircraft; (iv) Wheels Up’s liquidity and future cash flows, certain restrictions related to its indebtedness obligations and its ability to perform under its contractual and indebtedness obligations; (v) Wheels Up’s ability to achieve its financial goals in the future on the most recent schedule that it has announced; (vi) the potential impacts or benefits from pursuing strategic actions involving Wheels Up or its subsidiaries or affiliates, including, among others, acquisitions and divestitures, new debt or equity financings, refinancings of existing indebtedness, stock repurchases and commercial partnerships or arrangements; and (vii) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to, among others, fluctuations in interest rates, inflation, foreign currencies, taxes, tariffs and trade policies, government shutdowns or funding changes, and consumer and business spending decisions. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 11, 2025 (“Annual Report”) and our other filings with the SEC. It is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDAR, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures provide useful supplemental information to investors about Wheels Up. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in Wheels Up’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included in this press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Change in
	2025	2024	$	%
Revenue	$185,486	$193,903	$(8,417)	(4)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	172,878	166,859	6,019	4%
Technology and development	10,170	9,594	576	6%
Sales and marketing	22,084	20,029	2,055	10%
General and administrative	31,982	27,058	4,924	18%
Depreciation and amortization	13,926	12,484	1,442	12%
Gain on sale of aircraft	(3,737)	(190)	(3,547)	n/m
Gain on disposal of assets, net	(480)	(70)	(410)	n/m
Total costs and expenses	246,823	235,764	11,059	5%

Loss from operations	(61,337)	(41,861)	(19,476)	(47)%

Other income (expense)
Gain on divestiture	1,833	—	1,833	n/m
Loss on extinguishment of debt	(19)	(289)	270	n/m
Change in fair value of warrant liability	—	107	(107)	n/m
Interest income	631	907	(276)	(30)%
Interest expense	(23,510)	(16,041)	(7,469)	47%
Other income (expense), net	4	(149)	153	n/m
Total other income (expense)	(21,061)	(15,465)	(5,596)	36%

Loss before income taxes	(82,398)	(57,326)	(25,072)	(44)%

Income tax expense	(1,332)	(405)	(927)	n/m

Net loss	(83,730)	(57,731)	(25,999)	(45)%
Less: Net loss attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(83,730)	$(57,731)	$(25,999)	(45)%

Net loss per share of Class A common stock:
Basic and diluted	$(0.12)	$(0.08)	$(0.04)	(50)%

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	703,813,424	697,721,699	6,091,725	0.9%

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Nine Months Ended September 30,		Change in
	2025	2024	$	%
Revenue	$552,653	$587,289	$(34,636)	(6)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	505,257	556,809	(51,552)	(9)%
Technology and development	30,052	31,204	(1,152)	(4)%
Sales and marketing	68,630	62,946	5,684	9%
General and administrative	119,031	99,244	19,787	20%
Depreciation and amortization	47,626	43,472	4,154	10%
Gain on sale of aircraft	(12,491)	(2,680)	(9,811)	n/m
(Gain) loss on disposal of assets, net	(3,749)	1,757	(5,506)	n/m
Total costs and expenses	754,356	792,752	(38,396)	(5)%

Loss from operations	(201,703)	(205,463)	3,760	2%

Other income (expense)
Gain on divestiture	1,833	3,403	(1,570)	n/m
Loss on extinguishment of debt	(79)	(2,800)	2,721	n/m
Change in fair value of warrant liability	—	9	(9)	n/m
Interest income	2,615	1,248	1,367	110%
Interest expense	(65,474)	(47,263)	(18,211)	39%
Other income (expense), net	(165)	(499)	334	n/m
Total other income (expense)	(61,270)	(45,902)	(15,368)	33%

Loss before income taxes	(262,973)	(251,365)	(11,608)	(5)%

Income tax expense	(2,369)	(732)	(1,637)	n/m

Net loss	(265,342)	(252,097)	(13,245)	(5)%
Less: Net loss attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(265,342)	$(252,097)	$(13,245)	(5)%

Net loss per share of Class A common stock:
Basic and diluted	$(0.38)	$(0.36)	$(0.02)	(6)%

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	700,889,734	697,575,821	3,313,913	0.5%

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$125,327	$216,426
Accounts receivable, net	32,389	32,316
Parts and supplies inventories	9,144	12,177
Aircraft held for sale	41,227	35,663
Prepaid expenses	25,163	23,546
Other current assets	15,026	11,941
Total current assets	248,276	332,069
Property and equipment, net	305,416	348,339
Operating lease right-of-use assets	27,999	56,911
Goodwill	209,930	217,045
Intangible assets, net	80,063	96,904
Restricted cash	30,451	30,042
Other non-current assets	70,868	76,701
Total assets	$973,003	$1,158,011

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$30,342	$31,748
Accounts payable	30,858	29,977
Accrued expenses	100,695	89,484
Deferred revenue, current	711,191	749,432
Other current liabilities	14,435	16,643
Total current liabilities	887,521	917,284
Long-term debt, net	393,571	376,308
Operating lease liabilities, non-current	46,929	50,810
Other non-current liabilities	19,527	9,837
Total liabilities	1,347,548	1,354,239

Mezzanine equity:
Executive performance award	—	5,881
Total mezzanine equity	—	5,881

Equity:
Common Stock, $0.0001 par value; 1,500,000,000 authorized; 721,613,576 and 698,342,097 issued and 720,346,459 and 697,902,646 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	72	70
Additional paid-in capital	2,008,512	1,921,581
Accumulated deficit	(2,368,237)	(2,102,895)
Accumulated other comprehensive loss	(5,598)	(12,662)
Treasury stock, at cost, 810,309 and 439,451 shares, respectively	(9,294)	(8,203)
Total Wheels Up Experience Inc. stockholders’ equity	(374,545)	(202,109)
Non-controlling interests	—	—
Total equity	(374,545)	(202,109)
Total liabilities and equity	$973,003	$1,158,011

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(265,342)	$(252,097)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	47,626	43,472
Equity-based compensation	33,455	33,364
Payment in kind interest	40,289	31,259
Amortization (accretion) of deferred financing costs and debt discount	10,698	(1,022)
Gain on sale of aircraft held for sale	(14,854)	(2,680)
(Gain) loss on disposal of assets, net	(3,076)	1,757
Impairment of right-of-use assets	20,218	—
Gain on divestiture	(1,833)	(3,403)
Other	3,131	3,796
Changes in assets and liabilities:
Accounts receivable	(5,481)	4,867
Parts and supplies inventories	(730)	1,453
Prepaid expenses	1,314	24,640
Other non-current assets	7,173	17,910
Accounts payable	1,103	1,913
Accrued expenses	9,771	(8,562)
Deferred revenue	(40,634)	(12,813)
Other assets and liabilities	9,246	332
Net cash used in operating activities	(147,926)	(115,814)

Cash flows from investing activities:
Purchases of property and equipment	(53,740)	(14,716)
Capitalized software development costs	(9,144)	(11,452)
Proceeds from sale of divested business, net	20,689	6,803
Proceeds from sale of aircraft held for sale, net	84,429	47,631
Other	1,150	(2,208)
Net cash provided by investing activities	43,384	26,058

Cash flows from financing activities:
Purchase of shares for treasury	(1,090)	(486)
Proceeds from sales of shares of Common Stock	47,597	—
Proceeds from long-term debt	33,906	—
Repayments of long-term debt	(68,997)	(52,475)
Payment of debt issuance costs	(40)	—
Net cash provided by (used in) financing activities	11,376	(52,961)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,476	(1,274)

Net decrease in cash, cash equivalents and restricted cash	(90,690)	(143,991)
Cash, cash equivalents and restricted cash, beginning of period	246,468	292,825
Cash, cash equivalents and restricted cash, end of period	$155,778	$148,834

Definitions of Key Operating Metrics
Total Gross Bookings and Private Jet Gross Bookings. We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings, all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and all cargo flight services (“Cargo Services”). We believe Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers.
We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors.
For each of Total Gross Bookings and Private Jet Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Total Gross Bookings and Private Jet Gross Bookings to provide useful information for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors. Our calculation of Total Gross Bookings and Private Jet Gross Bookings may not be comparable to similarly titled measures reported by other companies.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform and our ability to generate Flight revenue.
Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services) for each Live Flight Leg.
Utility. We define Utility for the applicable period as the total revenue generating flight hours flown on our controlled aircraft fleet, excluding empty repositioning legs, divided by the monthly average number of available aircraft in our controlled aircraft fleet. Utility is expressed as a monthly average. We measure the revenue generating flight hours for a given flight on our controlled aircraft as the actual flight time from takeoff to landing. We determine the number of aircraft in our controlled aircraft fleet available for revenue generating flights at the end of the applicable month and exclude aircraft then classified as held for sale. We use Utility to measure the efficiency of our operations, our ability to generate a return on our assets and the impact of our fleet modernization strategy.
Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed, excluding customer-initiated flight cancellations.
On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.
Beginning with the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, we changed the presentation of Completion Rate and On-Time Performance (D-60) to include wholesale flights, which we believe better aligns those metrics to information that we use internally to evaluate our operations and reported Live Flight Legs, which includes wholesale flights. Completion Rate and On-Time Performance (D-60) for the three and nine months ended September 30, 2025 and 2024 reported in the table above includes wholesale flights, which were previously excluded from such metrics in the Company’s filings with the SEC beginning with the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024 through and including our Annual Report. Completion Rate and On-Time Performance (D-60) reported in the Company’s previously filed Quarterly Report on Form 10-Q for the three months ended September 30, 2024, which excluded wholesale flight activity, were 98% and 82%, respectively.

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity-based compensation expense, (v) Acquisition and integration related expenses and (vi) other items not indicative of our ongoing operating performance, including but not limited to, restructuring charges. We calculate Adjusted EBITDAR as Adjusted EBITDA, as further adjusted for aircraft lease costs.

We include Adjusted EBITDA and Adjusted EBITDAR as supplemental measures for assessing operating performance, to be used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions, and to provide useful information for historical period-to-period comparisons of our business, as each measure removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance.

Adjusted EBITDAR is included as a supplemental measure, because we believe it provides an alternate presentation to adjust for the effects of financing in general and the accounting effects of capital spending and acquisitions of aircraft, which may be acquired outright, acquired subject to acquisition debt, including under the Revolving Equipment Notes Facility, by capital lease or by operating lease, each of which may vary significantly between periods and results in a different accounting presentation.

Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.

We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR
The following tables reconcile Adjusted EBITDA and Adjusted EBITDAR to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(83,730)	$(57,731)	$(265,342)	$(252,097)
Add back (deduct):
Interest expense	23,510	16,041	65,474	47,263
Interest income	(631)	(907)	(2,615)	(1,248)
Income tax expense	1,332	405	2,369	732
Other (income) expense, net	(4)	149	165	499
Depreciation and amortization	13,926	12,484	47,626	43,472
Change in fair value of warrant liability	—	(107)	—	(9)
Gain on divestiture	(1,833)	—	(1,833)	(3,403)
(Gain) loss on disposal of assets, net	(480)	(70)	(3,749)	1,757
Equity-based compensation expense	12,499	7,885	33,455	33,364
Integration and transformation expense(1)	2,866	—	4,232	—
Fleet modernization expense(2)	8,697	—	21,816	—
Restructuring charges(3)	—	970	—	7,485
Atlanta Member Operations Center set-up expense(4)	—	—	—	3,481
Certificate consolidation expense(5)	—	1,143	—	5,955
Other(6)	624	(244)	21,991	6,183
Adjusted EBITDA	$(23,224)	$(19,982)	$(76,411)	$(106,566)
Aircraft lease costs(7)	3,573	8,387	12,849	25,127
Adjusted EBITDAR	$(19,651)	$(11,595)	$(63,562)	$(81,439)
__________________
(1)Consists of expenses associated with the Company’s global integration efforts, including charges for employee separation programs and third-party advisor costs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Includes charges for contract termination fees and employee separation programs as part of our cost reduction and strategic business initiatives.
(4)Consists of expenses associated with establishing our Member Operations Center located in the Atlanta, Georgia area (“Atlanta Member Operations Center”) and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(5)Consists of expenses incurred to execute the consolidation of our U.S. Federal Aviation Administration (“FAA”) operating certificates, primarily related to pilot training and retention programs, and consultancy fees associated with planning and implementing the consolidation process.
(6)For the nine months ended September 30, 2025, primarily includes a one-time $20.2 million non-cash pre-tax right-of-use asset impairment charge associated with vacating our former New York City corporate office space for a smaller, centralized location and related on-going lease costs for the vacated space while we seek a sublease tenant. For the three and nine months ended September 30, 2024, includes (i) collections of certain aged receivables which were added back to Net loss in the reconciliation presented for the twelve months ended December 31, 2022, (ii) reserves and/or write-off of certain aged receivables associated with the aircraft management business which was divested on September 30, 2023, (iii) expenses associated with ongoing litigation matters and (iv) amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.
(7)Aircraft lease costs are reflected in Cost of revenue on the condensed consolidated statement of operations for the applicable period.
Refer to “Supplemental Expense Information” below, for further information.

Adjusted Contribution and Adjusted Contribution Margin
The following tables reconcile Adjusted Contribution to Gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$185,486	$193,903	$552,653	$587,289
Less: Cost of revenue	(172,878)	(166,859)	(505,257)	(556,809)
Less: Depreciation and amortization	(13,926)	(12,484)	(47,626)	(43,472)
Gross profit (loss)	(1,318)	14,560	(230)	(12,992)
Gross margin	(0.7)%	7.5%	—%	(2.2)%
Add back (deduct):
Depreciation and amortization	13,926	12,484	47,626	43,472
Equity-based compensation expense in Cost of revenue	24	535	202	2,097
Integration and transformation expense in Cost of revenue(1)	2,523	—	2,886	—
Fleet modernization expense in Cost of revenue(2)	8,681	—	19,463	—
Restructuring charges in Cost of revenue(3)	—	172	—	3,875
Atlanta Member Operations Center set-up expense in Cost of revenue(4)	—	—	—	1,860
Certificate consolidation expense in Cost of revenue(5)	—	1,032	—	4,503
Other in Cost of revenue(6)	(336)	(25)	(936)	3,256
Adjusted Contribution	$23,500	$28,758	$69,011	$46,071
Adjusted Contribution Margin	12.7%	14.8%	12.5%	7.8%
__________________
(1)Consists of expenses associated with the Company’s global integration efforts including charges for employee separation programs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Primarily includes charges for employee separation programs as part of our ongoing cost reduction and strategic business initiatives.
(4)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(5)Consists of expenses incurred to execute the consolidation of our FAA operating certificates, primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(6)Consists of amounts recovered on Parts and supplies inventory reserved during prior periods related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives, including fleet modernization.

Supplemental Revenue Information

(In thousands)	Three Months Ended September 30,		Change in
	2025	2024	$	%
Membership	$6,313	$13,231	$(6,918)	(52)%
Flight	155,169	155,355	(186)	(0.1)%
Other	24,004	25,317	(1,313)	(5)%
Total	$185,486	$193,903	$(8,417)	(4)%

(In thousands)	Nine Months Ended September 30,		Change in
	2025	2024	$	%
Membership	$22,976	$46,131	$(23,155)	(50)%
Flight	461,067	469,968	(8,901)	(2)%
Other	68,610	71,190	(2,580)	(4)%
Total	$552,653	$587,289	$(34,636)	(6)%

Supplemental Expense Information

(In thousands)	Three Months Ended September 30, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$24	$406	$290	$11,779	$12,499
Integration and transformation	2,523	—	—	343	2,866
Fleet modernization expense	8,681	—	—	16	8,697
Other	(336)	—	—	960	624

(In thousands)	Nine Months Ended September 30, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$202	$1,170	$790	$31,293	$33,455
Integration and transformation	2,886	—	500	846	4,232
Fleet Modernization	19,463	—	72	2,281	21,816
Other	(936)	—	—	22,927	21,991

(In thousands)	Three Months Ended September 30, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$535	$245	$161	$6,944	$7,885
Restructuring charges	172	—	—	798	970
Certificate consolidation expense	1,032	—	—	111	1,143
Other	(25)	—	—	(219)	(244)

(In thousands)	Nine Months Ended September 30, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$2,097	$881	$428	$29,958	$33,364
Restructuring charges	3,875	—	1,648	1,962	7,485
Atlanta Member Operations Center set-up expense	1,860	—	—	1,621	3,481
Certificate consolidation expense	4,503	—	—	1,452	5,955
Other	3,256	—	—	2,927	6,183